Morgan Stanley Next Generation Trust
                     Item 77(o) 10f-3 Transactions
                   July 1, 2001 - December 31, 2001

Security   Date     Price    Shares  %of     Total       Purcha  Broker
           of       Of       Purcha  Assets  Issued      sed
           Purcha   Shares   sed                         By
           se                                            Fund
Anthem     10/29/   $36.00   2,6000  0.320%  $1,728,000  0.009%  Goldman
           01                                ,000                Sachs
Aramark    12/10/   $23.00   300     0.020%  $690,000,0  0.001%  Goldman
Corp       01                                00                  Sachs
Prudential 12/12/   $27.50   2,100   0.180%  $3,025,000  0.002%  First
Financial  01                                ,000                Boston
Raytheon   10/25/   $33.25   5,400   0.560%  $964,250,0  0.019%  First Union
           01                                00